Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of McAfee Corp. of our report dated October 13, 2020 relating to the financial statement of McAfee Corp., which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-249101) of McAfee Corp.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 21, 2020